EXHIBIT 23.1













CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by
reference in the Registration Statement
of CAI Wireless Systems, Inc. on Form S-8
(File No. 0-22888) of our report, which
includes an explanatory paragraph
regarding substantial doubt about the
ability of the Company to continue as a
going concern, dated June 26, 1997, on
our audits of the consolidated financial statements of CAI Wireless Systems, Inc.
as of March 31, 1997 and 1996, and for
the years ended March 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.





COOPERS & LYBRAND LLP

Albany, New York
June 26, 1997